Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

RMX Industries, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share	(1)	Other	11,862,543	$2.43	$28,825,979.49	0.0001381	$3,980.87

Total Offering Amounts:							$28,825,979.49		3,980.87
Total Fees Previously Paid:
Total Fee Offsets:									3,980.87
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s Class A common stock, $0.001 par value per share (the “Class A Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Class A Common Stock on the OTCQB® Venture Market on April 7, 2026.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	RMX INDUSTRIES, INC.	(1)	S-1	333-275142	10/23/2023		$3,980.87	Equity	Class A Common Stock, $0.001 par value per share, and related securities		$31,074,870.00	$
Fee Offset Sources	RMX INDUSTRIES, INC.	(2)	S-1	333-275142		10/23/2023							2,834.83
Fee Offset Sources	RMX INDUSTRIES, INC.	(3)	S-1	333-275142		03/11/2024							1,751.82

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant changed its name from Reticulate Micro, Inc. to RMX Industries, Inc. on August 1, 2025, pursuant to a Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada.

The Registrant previously paid filing fees of $4,586.65 in connection with the Registration Statement on Form S-1 (File No. 333-275142) (the “Prior Registration Statement”) initially filed on October 23, 2023, which Prior Registration Statement was withdrawn on May 23, 2024, pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before it was withdrawn. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $4,586.65, representing the fee paid in connection with the Prior Registration Statement, leaving a remaining balance of $605.78 available for future fee offsets by the Registrant.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Registrant changed its name from Reticulate Micro, Inc. to RMX Industries, Inc. on August 1, 2025, pursuant to a Certificate of Amendment to Articles of Incorporation filed with the Secretary ofState of the State of Nevada.

The Registrant previously paid filing fees of $4,586.65 in connection with the Registration Statement on Form S-1 (File No. 333-275142) (the “Prior Registration Statement”) initially filed on October 23,2023, which Prior Registration Statement was withdrawn on May 23, 2024, pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before it waswithdrawn. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $4,586.65, representingthe fee paid in connection with the Prior Registration Statement, leaving a remaining balance of $605.78 available for future fee offsets by the Registrant.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(3)	The Registrant changed its name from Reticulate Micro, Inc. to RMX Industries, Inc. on August 1, 2025, pursuant to a Certificate of Amendment to Articles of Incorporation filed with the SecretaryofState of the State of Nevada.

The Registrant previously paid filing fees of $4,586.65 in connection with the Registration Statement on Form S-1 (File No. 333-275142) (the “Prior Registration Statement”) initially filed on October23,2023, which Prior Registration Statement was withdrawn on May 23, 2024, pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before itwaswithdrawn. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $4,586.65,representingthe fee paid in connection with the Prior Registration Statement, leaving a remaining balance of $605.78 available for future fee offsets by the Registrant.